[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.1

AMENDMENT TO RESTATED AND AMENDED LICENSE AGREEMENT

This AMENDMENT TO RESTATED AND AMENDED LICENSE AGREEMENT (“Amendment”) is made and entered into effective as of October 8, 2007 (the “Amendment Date”) by and between NEKTAR THERAPEUTICS, UK LIMITED, a limited company organized under the laws of England and Wales having a place of business at 150 Industrial Way, San Carlos, CA 94070, (“NEKTAR UK”) and MAP PHARMACEUTICALS, INC., a Delaware corporation having a place of business at 2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043 (“MAP”). NEKTAR UK and MAP are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, MAP and NEKTAR UK are parties to a certain Restated and Amended License Agreement, effective as of August 7, 2006, whereby certain rights and licenses are granted to MAP (the “License Agreement”);

WHEREAS, Section 1.4 of the License Agreement provides that Exhibit 1.4 of the License Agreement shall be updated once per calendar quarter or as reasonably requested by MAP to include all NEKTAR UK Patent Rights; and

WHEREAS, MAP has requested, and NEKTAR UK has agreed, that Exhibit 1.4 of the License Agreement be updated, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MAP and NEKTAR UK hereby agree as follows:

1.	In General.

All terms defined in the License Agreement shall have a meaning in this Amendment as in the License Agreement, unless otherwise expressly defined in this Amendment.

2.	Update of Exhibit 1.4.

Exhibit 1.4 of the License Agreement is hereby updated to read in its entirety as set forth on Exhibit 1.4 attached hereto.

3.	Other Provisions.

All provisions of the License Agreement not expressly modified by this Amendment shall remain in full force and effect.

IN WITNESS THEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers.

NEKTAR THERAPEUTICS, UK LIMITED		MAP PHARMACEUTICALS, INC.

By:	/s/ Nevan Elam	By:	/s/ Timothy S. Nelson
Title:	SVP	Title:	President and CEO

[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.4

NEKTAR UK PATENT RIGHTS

[*]